Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Genworth Financial Asset Management Funds, Inc, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Genworth Financial Asset Management Funds, Inc for the period  ended 3/31/07 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Genworth Financial Asset Management Funds, Inc for the stated period.

/s/ Gurinder Ahluwalia Gurinder Ahluwalia, Principal Executive Officer Genworth Financial Asset Management Funds, Inc.	/s/ Ronald Link Ronald Link, Chief Financial Officer Genworth Financial Asset Management Funds, Inc.
Dated: May 25, 2007	Dated: May 25, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Genworth Financial Asset Management Funds, Inc for purposes of Section 18 of the Securities Exchange Act of 1934.